EXHIBIT 99.1

                             GRANT PARK FUTURES FUND


               WEEKLY COMMENTARY FOR THE WEEK ENDED MARCH 18, 2005

                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                     3/18/05

                          Weekly ROR     MTD ROR     YTD ROR

Class A Units               -2.32%        3.30%       0.47%
Class B Units               -2.33%        3.26%       0.26%
* Subject to independent verification


The Fund sustained losses in a majority of sectors over the past week. Positions in the agricultural/soft commodities, foreign currencies and financial sectors posted the largest setbacks. Gains came from positions in the energy sector.

The agricultural/soft commodity sector posted losses for the week. Long positions in the May soybean contract in Chicago were unprofitable as the market closed 13.5 cents lower for the week. The selling was described by analysts as profit-taking on behalf of commodity funds. Earlier in the week, reports of dry, hot weather across Brazilian growing regions sparked a rally that pushed the contract to a nine-month high of $6.9175 per bushel. The sell-off began on Thursday after a report showing that exports for the previous week were 18% higher than the four-week average failed to coax prices higher. Analysts said that this caused some investors to cover long positions over concerns that recent strains on demand have been priced into the market. Longs in soybean meal also lost ground as the bi-product closed $6.00 lower per ton; soybean oil closed 0.46 cents lower while corn fell 5 cents, hurting longs in those markets. Long positions in the softs also posted losses as the May coffee contract lost
3.45 cents to close at $1.3320 per pound. Longs in May cotton were also setback as the contract closed 2.71 cents lower for the week.

Long positions in foreign currencies sustained losses as the U.S. dollar gained against most of its trading partners on the week. Analysts attributed the strength in the greenback to a wave of selling in emerging European currencies like the Polish zloty as investors moved to liquidate long positions in these markets and buy U.S. dollar-denominated assets. The influx of U.S. dollar buying led to a run on the more heavily traded European currencies, helping to push the British pound, euro and Swiss franc lower against the greenback. Longs in the South African rand and Mexican peso experienced losses as those currencies also finished lower against the dollar. Short positions in the U.S. dollar index reported losses when the contract closed up 0.71 points for the week.

Short positions in the fixed income sector experienced setbacks as prices for U.S. Treasurys edged higher by the end of the week. The markets garnered some strength from the aforementioned foreign buying of U.S. dollar denominated assets and also took advantage of some weak economic news that helped to boost prices. The February Philadelphia Manufacturing Index fell to 11.4 from its previous level of 23.9; giving investors concern


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                           (312) 756-4450 o (800) 217-7955
Dearborn Capital Management, LLC                            o FAX (312) 756-4452
555 West Jackson Blvd, Suite 600             Performance Hotline: (866) 516-1574
Chicago, IL 60661                               website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com
that manufacturing activity might be slowing at a greater than desirable pace. Short positions in the Thirty-year bonds as well as the Ten and Five-year note contracts in Chicago posted losses for the week as market prices were modestly higher by the end of the week. Overseas positions also lost ground as shorts in the British short-sterling and long gilt were hampered by higher prices. Longs in the Japanese Government Bond reported losses as prices there also fell.

Lastly, long positions in the energy sector provided some good news as prices for crude oil and crude products entered higher territory. May crude oil was $2.12 higher by the end of the week, a rally that was fueled by the inability of some OPEC nations to keep up with demand. The contract settled the session at $57.16 per barrel after reaching an all-time high of $58.16 earlier in the week. Heating oil longs benefited from a 4.67 cent (3.1%) rally while longs in the natural gas market enjoyed a 50.8 cent (7.5%) rally. Unleaded gasoline was also up over 3.8% on the week, aiding long positions there as well.































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                           (312) 756-4450 o (800) 217-7955
Dearborn Capital Management, LLC                            o FAX (312) 756-4452
555 West Jackson Blvd, Suite 600             Performance Hotline: (866) 516-1574
Chicago, IL 60661                               website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com